EXHIBIT 10.51

                              RELOCATION AGREEMENT

     This RELOCATION AGREEMENT, dated as of August 5, 1997, is entered into by and between INTEGRATED HEALTH SERVICES, INC., a Delaware Corporation (the "Company"), and LAWRENCE P. CIRKA (the "Executive").

                                   WITNESSETH:
                                   ----------

     WHEREAS, Executive is party to an employment agreement with the Company (as amended, the "Employment Agreement") pursuant to which Executive currently serves as President of the Company;

     WHEREAS, Executive currently performs a majority of his services for the Company at the Company's satellite headquarters in Naples, Florida (the "Florida Headquarters");

     WHEREAS, the Company has determined that it is in the Company's best interests for Executive to commence performing the majority of his services for the Company at the Company's corporate headquarters located in Owings Mills, Maryland (the "Maryland Headquarters") on or about April 30, 1998 and to begin to transition from the Florida Headquarters to the Maryland Headquarters during the fall of 1997;

     WHEREAS, in order to induce Executive to relocate himself and his family to the Maryland area, the Company has agreed to reimburse Executive for the costs incurred by him in connection with such relocation, including the costs of maintaining a temporary residence in the Florida area during the Transition Period (as defined below) and the costs of selling Executive's current residence in the Florida area; and

     WHEREAS, Executive is willing to relocate himself and his family to the Maryland area, on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties, intending to be legally bound, hereby agree as follows:

     1.  PERFORMANCE  OF  EXECUTIVE'S  DUTIES  DURING AND  FOLLOWING  TRANSITION
PERIOD. During the period beginning on the date hereof and ending on the date that Executive has completed the relocation of himself, his wife and his family to the Maryland area, but not later than April 30, 1998 (the "Transition Period"), Executive Agrees to perform a portion, not to exceed 50%, of his duties for the Company at the Maryland Headquarters and to continue to perform the balance of such duties at the Florida Headquarters. Beginning May 1, 1998 and during the remainder of the Term under the Employment Agreement, xecutive agrees to perform substantially all of his duties for the Company at the Maryland Headquarters.


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     2.  REIMBURSEMENT  FOR MOVING  EXPENSES.  The Company will directly pay or, upon presentation of appropriate vouchers or other expense statements, reimburse Executive for all moving, house search, travel, lodging and similar expenses incurred by him and his family in relocating Executive, his wife and family and household effects from his current principal residence located in Bonita Springs, Florida (the "Current Resident") to the Baltimore, Maryland area, including the cost of renting temporary storage space sufficient to permit Executive to retain his and his family's personal effectsuntil Executive and his family are established in their new permanent residence in Maryland.

     3. CURRENT RESIDENCE. (a) PURCHASE. On or about August 25, 1997 (the "Closing Date"), the Company shall purchase the Current Residence from Executive for a purchase price (the "Purchase Price") equal to Executive's basis in the Current Residence. In addition, the Company shall directly pay or, upon presentation of appropriate vouchers or other expense statements, reimburse Executive for all costs associated with the Company's purchase and the Executive's sale of the Current Residence as contemplated by this Section 3, including any transfer or other taxes associated with such sale and/or purchase, the costs of the Appraiser and any other closing costs. The Company hereby acknowledges receipt of satisfactory evidence of the Basis.

      (b) LEASE DURING TRANSITION PERIOD. From and after the Closing Date during the Transition Period, Executive shall have the right to lease the Current Residence from the Company on a month to month basis, for a monthly rental amount equal to the average monthly rental of comparable residences located within the neighborhood, and otherwise on commercially reasonable lease terms. Notwithstanding the foregoing, Executive agrees that, during the final 30 days of the Transition Period, if Executive is then leasing the Current Residence, Executive shall allow the Company to authorize a reputable Realtor, reasonably acceptable to Executive, to inspect and show the Current Residence at reasonable times during daytime hours, on at lease one day's advance notice.

     4. Sale of options in Integrated Health Services, Inc. ("IHS") in agreement with Robert N. Elkins overall plan.


INTERGRATED HEALTH SERVICES, INC.             LAWRENCE P. CIRKA

By:  /s/ Robert N. Elkins                     By:  /s/ Lawernce P. Cirka
  ------------------------------                 -------------------------------
  Robert N. Elkins
  Chief Executive Officer


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